UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026 (July 31, 2026)

CHARLTON ARIA ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42386	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

221 W 9th St #848

Wilmington, DE 19801

(Address of principal executive offices)

(302) 319-3177

( Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, and one Right to acquire one-eighth of one Class A ordinary share	CHARU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CHAR	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-eighth of one Class A ordinary share	CHARR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures set forth under Item 2.03 are incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 3, 2026, ST Sponsor II Limited (the “Sponsor”) of Charlton Aria Acquisition Corporation (the “Company”) deposited $850,000 into the trust account in respect of the second three-month extension, thereby extending the date by which the Company must complete its initial business combination from July 25, 2026 to October 25, 2026 (the “Extension”).

Pursuant to the Second Amended and Restated Memorandum and Articles of Association of the Company, the Company had until April 25, 2026, or 18 months from the consummation of its initial public offering to consummate its initial business combination, provided that the Company may, but is not obligated to, extend the period of time to consummate an initial business combination two times by an additional three months each time if the Sponsor and/or its designees deposit into the trust account $850,000 for each three-month extension, for an aggregate of up to $1,700,000. The Sponsor made the first such deposit on April 24, 2026, which extended the date by which the Company must complete its initial business combination to July 25, 2026.

In connection with the Extension, the Company issued an unsecured promissory note dated July 31, 2026, in the principal amount of $850,000 to the Sponsor (the “Extension Note”). The Extension Note does not bear interest, except that overdue amounts accrue default interest at the prevailing short-term U.S. Treasury Bill rate, and the outstanding principal is payable on the earlier of the consummation of the Company’s initial business combination and the Company’s liquidation. At the option of the Sponsor, the Extension Note may be converted, in whole or in part, into private units of the Company, each consisting of one Class A ordinary share and one right to receive one-eighth of one Class A ordinary share, at a conversion price of $10.00 per unit, upon written notice given at least two business days prior to the closing of the initial business combination. Under the Company’s prospectus, no more than $3,000,000 in aggregate principal amount of notes issued to the Sponsor may be converted into such units.

The foregoing description of the Extension Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Extension Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Extension Note was issued to the Sponsor in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Units (and the underlying securities) issuable upon conversion of the Extension Note, if any, (i) may not, subject to certain limited exceptions, be transferable or salable by the Sponsor until the completion of the Company’s initial business combination and (ii) are entitled to registration rights.

Item 7.01. Regulation FD Disclosure.

On August 5, 2026, the Company issued a press release announcing the Extension. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated July 31, 2026, issued by the Company to the Sponsor
99.1	Press release, dated August 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlton Aria Acquisition Corporation

/s/ Jung Min Lee
	Name:	Jung Min Lee
	Title:	Chief Executive Officer

Date: August 5, 2026

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